UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2023, Inpixon (the “Company”) held a special meeting in lieu of a 2023 annual meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on nine proposals, each of which is described in more detail in the Company’s proxy statement/prospectus for the Special Meeting filed by the Company with the Securities and Exchange Commission on November 14, 2023 (the “Proxy Statement”). At the beginning of the Special Meeting, there were 45,880,272 shares of common stock, present or represented by proxy at the Special Meeting, which represented approximately 35.93% of the voting power of the shares of common stock entitled to vote at the Special Meeting, and which constituted a quorum for the transaction of business. Holders of common stock were entitled to one vote for each share held as of the close of business on October 24, 2023. Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Special Meeting.

The following proposals were approved.

Proposal 1. Approval of the issuance of shares of Inpixon common stock to equity holders of XTI Aircraft Company (“XTI”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 24, 2023, by and among Inpixon, Superfly Merger Sub Inc. and XTI, a copy of which is attached as Annex A to the Proxy Statement, and the change of control of Inpixon resulting from the merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.

For	Against	Abstentions	Broker Non-Votes
27,322,661	1,423,268	109,859	17,024,484

Proposal 2. Approval, on an advisory, non-binding basis, of the merger related executive compensation for Inpixon’s executive officers.

For	Against	Abstentions	Broker Non-Votes
22,656,284	5,800,964	398,540	17,024,484

Proposal 3. Election of Directors.

Nominee	For	Against	Abstentions	Broker Non-Votes
Nadir Ali	22,787,434	5,604,225	464,129	17,024,484
Wendy Loundermon	25,147,659	2,380,482	1,327,647	17,024,484
Leonard Oppenheim	25,285,576	2,240,903	1,329,309	17,024,484
Kareem Irfan	25,267,318	2,312,968	1,275,502	17,024,484
Tanveer Khader	25,233,563	2,337,465	1,284,760	17,024,484

Each of the above nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his or her successor.

Proposal 4. Approval, on an advisory, non-binding basis, of the compensation paid to Inpixon’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
19,753,920	8,529,318	572,550	17,024,484

Proposal 5. Ratification of Marcum LLP as the Company’s independent registered public accounting firm to audit the financial statements for the fiscal year ending December 31, 2023.

For	Against	Abstentions
42,347,325	2,672,135	860,812

There were no broker non-votes on this proposal.

Proposal 7. Approval of an increase in the reverse split ratio previously approved by the stockholders of Inpixon at the special meeting of Inpixon stockholders held on September 29, 2023, from a ratio of 1-for-2 to 1-for-50 to a ratio of 1-for-2 to 1-for-200.

For	Against	Abstentions
32,270,330	13,512,239	97,703

There were no broker non-votes on this proposal.

Proposal 8. Approval of potential issuances of shares of common stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d).

For	Against	Abstentions	Broker Non-Votes
24,755,816	3,867,984	231,988	17,024,484

Proposal 9. Authorization to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the proposals 1, 3, 6, 7 and 8 if there are not sufficient votes to approve the foregoing.

For	Against	Abstentions
35,629,445	9,951,709	299,118

There were no broker non-votes on this proposal.

The following proposal was not approved.

Proposal 6. Approval of an amendment to the Articles of Incorporation to increase of the number of authorized shares of common stock to up to 1,000,000,000, with such number to be determined at the Board’s discretion.

For	Against	Abstentions
31,649,386	13,820,455	410,431

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 12, 2023	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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